Exhibit 10.3

                     CORPORATE GOVERNANCE GUIDELINES
                             HYDRODYNEX, INC.

                              August 2008

The following Corporate Governance Guidelines ("Guidelines") have been adopted by the Board of Directors (the "Board") of Hydrodynex, Inc. (the "Company") to assist the Board in the exercise of its responsibilities to the Company and its shareholders. These guidelines may not take effect or be carried out until the company has the necessary resources to do so, including the appointment of independent directors, and other persons, positions, and committees. These Guidelines should be interpreted in the context of all applicable laws and the Company's Certificate of Incorporation, Bylaws and other corporate governance documents, and are intended to serve as a flexible framework within which the Board may conduct its business and not as a set of legally binding obligations. These Guidelines are subject to modification and the Board shall be able, in the exercise of its discretion, to deviate from these Guidelines from time to time, as the Board may deem appropriate or as required by applicable laws and regulations.

A. Director Qualifications

1. Requisite Skills and Characteristics. The Board will have a majority of directors who meet the criteria for independence required by the New York Stock Exchange. The Corporate Governance and Director's Nominating Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics that the Board seeks in board members as well as the composition of the Board as a whole, including an annual evaluation of whether members qualify as independent under applicable standards. This evaluation will include the consideration of independence, diversity, age, skills, experience and industry backgrounds in the context of the needs of the Board and the Company, as well as the ability of members (and candidates for membership) to devote sufficient time to performing their duties in an effective manner. Directors are expected to exemplify the highest standards of personal and professional integrity and to constructively challenge management through their active participation and questioning. Directors are expected to immediately inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as independent.

Nominees for election to the Board of Directors must possess certain minimum qualifications and attributes. The nominee: (1) must exhibit strong personal integrity, character and ethics, and a commitment to ethical business and accounting practices; (2) must not be involved in ongoing litigation with the Company or be employed by an entity that is engaged in such litigation; and
(3) must not be the subject to any ongoing criminal investigations in the jurisdiction of the United States or any state thereof, including investigations for fraud or financial misconduct. The Board believes that each director should have a basic understanding of: (i) the principal operational and financial objectives and plans and strategies of the Company;
(ii) the results of operations and financial condition of the Company and of any significant subsidiaries or business segments; and (iii) the relative standing of the Company and its business segment in relation to its competitors.

2. Independence. The Corporate Governance and Director's Nominating Committee will conduct an annual review of the independence of the directors (and candidates for membership on the Board) and will report its findings to the full Board. The Company expects that, at all times, a majority of its directors will be independent under relevant New York Stock Exchange and Securities and Exchange Commission guidelines.

3. Size and Classes of the Board. The Board presently has three members. The Corporate Governance and Director's Nominating Committee and the Board periodically review the size of the Board and assess its ability to function effectively and with appropriate diversity and expertise. Under the Company's By-Laws, the authorized number of directors may be set between three and nine by resolution of the Board, subject to the rights of any series of preferred shareholders to elect additional directors.

The Board will be divided into three classes that serve staggered three-year terms and are as nearly equal in number as possible. The Corporate Governance and Directors Nominating Committee screens candidates for membership, considers qualified nominees for directors recommended by shareholders and makes preliminary recommendations for nominations. The Board proposes to shareholders a slate of nominees for the appropriate class for election to the Board at the Annual Meeting of Shareholders. The Board can fill vacancies in its membership which arise between annual meetings of shareholders.

4. No Pre-Determined Term Limits. In lieu of pre-determined term limits for directors, the Corporate Governance and Directors Nominating Committee will evaluate each director's continued services on the Board in connection with each annual decision regarding whether such director should be re-nominated to the Board and at such other times as may be appropriate in particular circumstances. In connection with each annual decision regarding renominations, each director should be given an opportunity to confirm his or her desire to continue as a member of the Board.

5. Retirement Age. No person shall be eligible for election or reelection as a Director, or for appointment to fill a newly created directorship or a vacancy on the Board, who has attained the age of 72 at the time of such election or appointment.

6. Occupations and Memberships on Other Boards. Directors should advise the Chairman of the Board and the Chairman of the Corporate Governance and Director's Nominating Committee in advance of accepting an invitation to serve on another public company board. In selecting nominees for membership, the Board takes into account the other demands on the time of the candidate, and with respect to current members of the Board, their attendance at, preparedness for and participation in Board and committee meetings. No member of the Audit Committee may serve on more than two other public company audit committees without first obtaining the prior approval of the Board.

B. Director Responsibilities

The primary responsibilities of the Board are to oversee management performance on behalf of the shareholders, to ensure that the long-term interests of the shareholders are being served, to monitor adherence to the Company's standards and policies, and to exercise responsible corporate citizenship, and generally to perform the duties and responsibilities assigned to the Board by the laws of Nevada, the state of incorporation of the Company.

The Board fulfills these functions by, among other things:

* Overseeing the management of the business and affairs of the Company;

* Selecting and recommending to the shareholders appropriate candidates for election to the Board;

* Reviewing and, where appropriate, approving the business plans, major strategies and financial objectives of the Company;

* Evaluating Board processes and performance and the overall effectiveness of the Board;

* Evaluating the performance of the Company and its senior management; and

* Reviewing compliance with applicable laws and regulations and adopting policies of corporate conduct to assure compliance with applicable laws and regulations and to assure maintenance of necessary accounting, financial, and other controls.

Directors are expected, absent compelling circumstances, to prepare for, attend and participate in all regular Board meetings, applicable committee meetings on which they serve and each annual meeting of shareholders, and to spend the time needed and meet as frequently as necessary to exercise their responsibilities. Information and data that are important to the Board's understanding of the business to be conducted at a Board or committee meeting is distributed in writing to the directors before the meeting, and directors are expected to review these materials in advance of the meeting.

The Board will meet at least four times per year and will hold additional meetings when needed to address issues of special concern or urgency.

C. Board Meetings and Materials

1. Scheduling and Selection of Agenda Items for Board Meetings. Board meetings are scheduled quarterly. In addition to regularly scheduled meetings, additional Board meetings may be called upon at any time to address specific needs of the Company. The Board may also take action from time to time by unanimous written consent.

Typically, the meetings are held at the Company's headquarters in Burbank, CA, but occasionally a meeting is held at another location, such as one of its operations.

The Chairman of the Board, in consultation with the Chief Executive Officer, will establish the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting. All meetings of the Board shall be held pursuant to the By-laws of the Company with regard to notice and waiver thereof, and written minutes of each meeting, in the form approved by the Board, shall be duly filed in the Company's records.

2. Board Material Distributed in Advance. Management will be responsible for assuring that information and data that are important to the Board's understanding of the Company's business and to all matters expected to be considered and acted upon by the Board be distributed in writing to the Board sufficiently in advance of each Board meeting and each action to be taken by written consent, to provide the directors a reasonable time to review and evaluate such information and data. Management will make every attempt to see that this material is as concise as feasible, while still providing sufficient information to permit the Board to be appropriately informed of material matters to be considered at each Board meeting or other Board action.

It is recognized that circumstances will arise when it is not feasible to provide information relating to certain agenda items in advance (or at least not very much in advance) of a Board meeting or an action to be taken by written consent. In such event, reasonable steps shall be taken (which may include extending the length of the Board meeting to allow more discussion, adjourning the meeting for a brief period to allow directors time to review such information, deferring a vote until a follow-up telephonic meeting, or other measures as appropriate) to permit the directors to become reasonably informed as to the matter before voting on it.

As a general rule, presentations on specific subjects also should be sent to the Board members in advance so that Board meeting time may be conserved and discussion time focused on questions that the Board has about the material. On those occasions in which the subject matter is too sensitive to distribute in written form, there will be an opportunity for full discussion of the presentation at the meeting.

3. Director Access to Management, Employees and Outside Advisors. The Board encourages the executive officers to bring non-executive managers to Board meetings, from time to time, who can provide additional insight into the items being discussed because of personal involvement in these areas. Directors also have full and free access to management, employees of the Company or outside advisors at any time. Meetings or contacts may be arranged through the Company's Chief Executive Officer or Corporate Secretary or directly by the director. It is the expectation of the Board that directors will keep the Chief Executive Officer informed of communications between a director, management, any employee of the Company or outside advisor, as appropriate.

4. Separate "Executive Session" Meetings of Independent Directors. The independent directors shall meet separately from the other directors in regularly scheduled executive sessions, without the presence of management directors or executive officers of the Company (except to the extent the independent directors request the attendance of any executive officers). Such regularly scheduled separate meetings shall be held at such times as may be determined by any independent director then serving as a presiding independent director.

D. Board Committees

1. Standing Committees. At all times when able, the Board will have an Audit Committee, a Compensation Committee, a Corporate Governance and Director's Nominating Committee and an Executive Committee. The members of the Audit Committee, the Compensation Committee and the Corporate Governance and Director's Nominating Committee will be independent directors under the criteria established by the New York Stock Exchange, and any other applicable rules or regulations.

2. Other Committees. In addition to the standing committees, the Board can establish a Technical Committee and Finance Committee. The Board may, from time to time, establish or maintain additional or alternative committees that it determines to be necessary or appropriate.

3. Committee Assignments. Committee members and chairpersons will be appointed annually by the Board upon the recommendation of its Corporate Governance and Director's Nominating Committee. Where possible, committee chairpersons will have had prior service on the committee. There are no fixed terms for service on committees.

4. Charters. The Audit, Compensation and Corporate Governance and Directors Nominating Committees operate under written charters setting forth their purpose, duties and responsibilities, and providing for an annual self evaluation of their performance. These charters will be published on the Company's website and will be made available in print to any shareholder who requests them.

E. Committee Meetings and Material

1. Scheduling and Selection of Agenda Items for Committee Meetings. Committee meetings are generally held in conjunction with full Board meetings. The Chairman of the Board and Chief Executive Officer in consultation with the Chairman of each committee will establish the agenda for each committee meeting. The Chairman of each committee, with the assistance of appropriate members of management, determines the frequency and length of committee meetings (consistent with any applicable charter requirements) and develops the agenda for committee meetings. All meetings of each committee shall be held pursuant to the By-laws of the Company with regard to notice and waiver thereof, and written minutes of each meeting, in the form approved by the relevant committee, shall be duly filed in the Company's records. Board members who are not members of a particular committee are welcome to attend meetings of that committee. A report regarding each committee meeting will be provided to the full Board, as appropriate. Upon request, a director will be given copies of the minutes of any committee meeting. In addition, the chairperson of each committee will report to the full Board regarding matters that should be brought to the attention of the Board.

2. Committee Material Distributed in Advance. Management will be responsible for assuring that information and data that are important to the committee's understanding of the matters within the committee's authority and the matters to be considered and acted upon by a committee are distributed to each member of such committee sufficiently in advance of each such meeting or action taken by written consent, to provide reasonable time to review and evaluation of such information and data. The other provisions applicable under Section
C.2 of these guidelines regarding distribution of Board materials in advance shall apply equally to distribution of committee materials in advance.

F. Director Orientation and Continuing Education

The Company's Chief Executive Officer and Chief Financial Officer will be responsible for providing an orientation program for new directors, which will include presentations by members of senior management on the Company's strategic plans, financial statements and key issues, policies and practices, and for periodically providing materials and updates to all directors on issues and subjects that would assist them in fulfilling their responsibilities.

G. Director Compensation

The form and amount of director compensation will be determined by the Compensation Committee and recommended to the full Board in accordance with the policies and principles set forth in its charter and applicable legal and regulatory guidelines. The Board of Directors will review recommendations from the Compensation Committee and determine the form and amount of compensation for non-employee directors. The Compensation Committee and/or the Board may request information from Company staff or outside consultants on the compensation of boards of comparable companies.

H. Management Succession

The entire Board will work with the Corporate Governance and Director's Nominating Committee to nominate and evaluate potential successors to the Chief Executive Officer. The Chief Executive Officer should at all times make available his recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals. The Company has no fixed rule as to whether the offices of Chairman and Chief Executive Officer should be vested in the same person or two different people, or whether the Chairman should be an employee of the Company or should be elected from among the non-employee directors.

I. Management's Responsibilities

1. General. Management is responsible for operating the Company in an effective, ethical and legal manner designed to produce value for the Company's shareholders consistent with the Company's policies and standards, including these Guidelines. Management also is responsible for enforcing and complying with mandatory provisions of this Company's policies and standards. Senior management is responsible for understanding the Company's income-producing activities and the material risks being incurred by the Company and also is responsible for avoiding conflicts of interest with the Company and its shareholders.

2. Financial Statements and Disclosures. Management is responsible for producing, under the oversight of the Board and the Audit Committee, financial statements that fairly present the Company's financial condition, results of operations, cash flows and related risks in a clear and understandable way, for making timely and complete disclosures to investors, and for keeping the Board and the appropriate committees of the Board well-informed on a timely basis as to all matters of significance to the Company.

3. Strategic Planning. The Chief Executive Officer and senior management are responsible for developing and presenting to the Board the Company's strategic plans and for implementing those plans as approved by the Board.

4. Annual Operating Plans and Budgets. The Chief Executive Officer and senior management are responsible for developing and presenting to the Board the Company's annual operating plans and annual budgets and for implementing those plans and budgets as approved by the Board.

5. Effective Management and Organizational Structure. The Chief Executive Officer and senior management are responsible for selecting qualified members of management and for implementing and working with an effective organizational structure appropriate for the Company's particular circumstances.

6. Setting of Strong Ethical Standards. Senior management, and especially the Chief Executive Officer, are responsible for setting strong ethical standards including integrity and compliance on the part of all persons associated with the Company, with applicable legal requirements and with the Company's policies and standards.

7. Internal Controls and Procedures. Senior management is responsible for developing, implementing and monitoring an effective system of internal controls and procedures to provide reasonable assurance that: (i) the Company's transactions are properly authorized; (ii) the Company's assets are safeguarded against unauthorized or improper use; and (iii) the Company's transactions are properly recorded and reported. Such internal controls and procedures also shall be designed to permit preparation of financial statements for the Company in conformity with generally accepted accounting principles or any other criteria applicable to such statements.

8. Disclosure Controls and Procedures. Senior management is also responsible for establishing, maintaining and evaluating the Company's "disclosure controls and procedures." The term "disclosure controls and procedures" means controls and other procedures of the Company that are designed to ensure that information required to be disclosed by the Company in the reports filed by it under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission's rules and forms. "Disclosure controls and procedures" include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports it files under the Securities Exchange Act of 1934 is accumulated and communicated to the Company's management, including its principal executive and financial officers, to allow timely decisions regarding required disclosure.

J. Insider Transactions

Directors and executive officers are expected to comply with all applicable laws and regulations applicable to trading in the Company's securities. In addition, directors and executive officers may not trade shares of the Company's common stock during any blackout period, including an administrative "blackout" period affecting the Company's 401(k) plan or pension plan pursuant to which a majority of the Company's employees are restricted from trading shares of the Company's common stock or transferring funds into or out of the Company common stock fund, subject to any legal or regulatory restrictions and the terms of the Company's Policy With Respect to Trading in the Company's Securities.

K. Loans to Directors and Executive Officers

The Company shall not make any personal loans to directors or executive officers or their immediate family members.

L. Annual Performance Evaluation

The Board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Corporate Governance and Director's Nominating Committee will receive comments from all directors and report annually to the Board with an assessment of the Board's performance. The assessment will focus on the Board's contribution to the Company and specifically focus on areas in which the Board or management believes that the Board could improve.

M. Code of Business Conduct and Ethics

The Company will maintain, and the Corporate Governance and Directors Nominating Committee will oversee compliance with a Code of Business Conduct and Ethics, which is currently in effect.

N. Disclosure of these Guidelines and Other Corporate Governance Documents

These Corporate Governance Guidelines, along with the Audit Committee, Compensation Committee, Corporate Governance and Directors Nominating Committee charters, the Code of Business Conduct and Ethics for Directors, Officers and Employees, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers, and the Whistleblower Policy, will be posted on the Company's website and also will be available in print to any shareholder requesting it. Such availability on the Company's website and in print will be noted in the Company's Annual Report to Shareholders and Proxy Statement.

O. Review and Modification of Corporate Governance Guidelines

The Corporate Governance and Director's Nominating Committee will review these Guidelines annually (and more often if necessary), and will report to the Board any recommendations that it may have regarding modification of these Guidelines.

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